UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 24, 2018

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Stockholm, Sweden. October 24, 2018 – In an inauguration ceremony presided over by the King and Queen of Sweden, the country’s Nationalmuseum reopened after a five-year $132 million renovation. ArtRatio (www.artratio.co.uk), in collaboration with VariGuard SmartGlass (a business unit of Research Frontiers Inc.: Nasdaq: REFR), was selected as part of this initiative to protect priceless books and objects from damage as a result of exposure to light.

The Nationalmuseum selected ArtRatio’s display case, engineered using VariGuard SmartGlass, to allow visitors to experience these objects while at the same time providing unprecedented protection against irreversible damage from exposure to light.

Some of the works being protected by the ArtRatio display case include:

●	Book of Hours, St. Christopher carrying the Christ Child, watercolour and gold on parchment, Spain, c1400.

●	Book of Hours, Arrest of Christ, watercolour and gold on parchment, France, c1500.

●	Ivory object, Christ on the Cross, France, c1350.

●	Book of Hours, St. Catherine and Kneeling Donor, watercolour and gold on parchment, Netherlands, c1430.

●	Book, The Hours of Giraldi-Guicciardini: The Rising of Lazarus; Death Carrying a Scythe; 1500-1525, Watercolour, gold on parchment, Italy.

Many objects in the collection date from the Middle Ages and are highly susceptible to permanent damage from exposure to UV, visible and infrared light. To exhibit the selected items, the Nationalmuseum collaborated with ArtRatio to design a display case which uses VariGuard’s SmartGlass instead of traditional conservation glass.

Nationalmuseum Comments

“The ArtRatio smart glass table works wonderfully, does its job of protecting our manuscripts and looks great in the room as well!”

Carina Pia Fryklund – Curator, Department of Prints and Drawings, Nationalmuseum

“With VariGuard SmartGlass we can now show very light sensitive illuminations in a gallery where we also let daylight coming in.”

Joakim Werning – Exhibition Designer, Nationalmuseum

VariGuard SmartGlass vs Traditional Conservation Glass

The exhibition of these highly-sensitive works would not have been possible, or the exhibition duration would have been severely limited, were they not protected by ArtRatio’s display case using VariGuard SmartGlass. Traditional conservation glass protects against UV, but not against damage due to visible or infrared light. This does not provide optimal protection since UV accounts for less than half of the fading (often only one tenth). VariGuard’s SmartGlass not only protects against UV, it also protects against damage from visible and infrared light by silently, instantly and automatically switching from clear to over 99% light-blocking (whenever the books and objects are not being viewed) to provide maximum protection against fading and structural breakdown.

About The Nationalmuseum of Sweden

The Nationalmuseum in Stockholm is Sweden’s largest museum of art and design, and its collections comprise more than 700,000 objects, paintings, sculpture, and drawings. Following the renovation, the museum offers larger display spaces across three floors that will showcase 5,200 objects (compared with about 1,700 before the renovation).

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 25, 2018